Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Prospectus and Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of the YieldMax AAPL Option Income Strategy ETF, YieldMax AMZN Option Income Strategy ETF, YieldMax BRK.B Option Income Strategy ETF, YieldMax COIN Option Income Strategy ETF, YieldMax META Option Income Strategy ETF, YieldMax GOOGL Option Income Strategy ETF, YieldMax NFLX Option Income Strategy ETF, YieldMax NVDA Option Income Strategy ETF, YieldMax SQ Option Income Strategy ETF, and YieldMax TSLA Option Income Strategy ETF, each a series of shares of beneficial interest inTidal Trust II (formerly, Tidal ETF Trust II), filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania
November 21, 2022